UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 20, 2006

Precision Aerospace Components, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-30185	20-4763096
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

2200 Arthur Kill Road
Staten Island, NY 10309-1202
(Address of principal executive offices) (zip code)

(718) 356-1500
(Registrant's telephone number, including area code)

Jordan 1 Holdings Company
501 Johstone Avenue, Suite 501 Bartlesville, OK 74003
(Former name and former address)

Copies to:
Darrin Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 20, 2006, Jordan 1 Holdings Company (the “Company”) entered into an exchange agreement (the “Exchange Agreement”) pursuant to which the Company acquired all of the equity of Delaware Fastener Acquisition Corp., a Delaware corporation (“DFAC”), pursuant to an exchange agreement with the stockholders of DFAC. Contemporaneously, DFAC acquired the assets, subject to certain liabilities, of Freundlich Supply Company, Inc. (“Freundlich Supply”), pursuant to an asset purchase agreement (the “Asset Purchase Agreement”) dated May 24, 2006 among DFAC, Freundlich Supply, and Michael Freundlich. The purchase of the assets was financed by the proceeds from the sale by the Company of its securities pursuant to a securities purchase agreement (the “Purchase Agreement”). As a result of the Exchange Agreement, DFAC became a wholly-owned subsidiary of the Company. Upon completion of the foregoing transactions, Company changed its name to Precision Aerospace Components, Inc. and DFAC changed its name to Freundlich Supply Company, Inc.

The following is a summary of the agreements which the Company entered into in connection with these transactions on July 20, 2006.

Purchase Agreement

The Company entered into the Purchase Agreement with Barron Partners LP and Richard Henri Kreger. pursuant to which the investors purchased the Company’s promissory note in the principal amount of $1,000,000, 5,277,778 shares of its series A convertible preferred stock (the “series A preferred stock”) which are convertible into 15,833,334 shares of common stock, and warrants to purchase 10,541,000 shares of common stock at $.35 per share and 10,541,000 shares of common stock at $.60 per share. The following table sets forth the investment by each of the investors, the principal amount of note received, the number of shares of series A preferred stock issued and the number of shares issuable upon conversion of the series A preferred stock (the “Conversion Shares”) and the number of shares issuable upon exercise of each set of warrants, and the total number of shares (“Total Shares) of common stock issuable if the Note, series A preferred stock and all warrants are converted or exercises, as the case may be.

	Investment	Note	Series A Preferred Stock	Conversion Shares	Warrants	Total Shares
Barron Partners LP	$5,250,000	$1,000,000	4,722,222	17,499,999	9,624,369	35,398,404
Richard Henri Kreger	$500,000	--	555,556	1,666,668	916,631	3,499,930
Total	$5,750,000	$1,000,000	5,277,778	19,166,667	10,541,000	38,898,334

The numbers under the column “Warrants” represents the number of shares of common stock issuable upon exercise of each set of warrants. Thus, the investors have an equal number of warrants exercisable at $.35 per share as those exercisable at $.60 per share. All numbers of shares of common stock referred to in the description of the Purchase Agreement reflect a one-for-150 reverse split, which was approved by the directors and is subject to stockholder approval.

The Purchase Agreement provides that, within 120 days from the July 20, 2006 closing, the Company will file a restated certificate of incorporation that will (i) change the authorized capital stock to 10,000,000 shares of preferred stock and 90,000,000 shares of common stock and (ii) effect a one-for-150 reverse split of the common stock. The number of shares of common stock in the foregoing table reflects the one-for-150 reverse split. The number of Total Shares, without giving effect to the reverse split, would be 5,309,760,600 shares for Barron Partners and 524,989,500 shares for Mr. Kreger. The Company has an authorized common stock of 100,000,000 shares. As a result, the investors will not have the ability to convert the note or series A preferred stock or exercise the warrants in full unless the reverse split is effected. If the reverse split is not effective on or prior to the 120th day after the closing, the Company is required to pay the investors liquidated damages in an amount equal to 5% of the investment made by the investors, which would be $287,500.

The note is convertible into common stock at a conversion price of $.30 per share. Each share of series A preferred stock is convertible into common stock at a conversion rate of three shares of common stock for each share of series A preferred stock. The conversion rate is based on a conversion price of $.30 per share of common stock, based on the purchase price of the preferred stock divided by the number of shares of commons stock issuable upon conversion of the series A preferred stock. The conversion price of the note and the conversion rate of the series A preferred stock are subject to adjustment in certain instances, including the issuance by the Company of stock at a price which is less than the conversion price.

The Purchase Agreement as well as the note, the certificate of designation for the series A preferred stock and the warrants provide for an adjustment in the conversion price of the note and series A preferred stock and the exercise price of the warrants if the Company’s consolidated pre-tax income, as defined, is less than $.034 per share on a fully-diluted basis for the year ended December 31, 2006 and less than $.051 per share for the year ended December 31, 2007. The maximum reduction in the purchase price for either year is 35%. Fully-diluted pre-tax income is based on the number of shares of common stock which are outstanding or are otherwise issuable, regardless of whether such shares would be included in determining diluted earnings per share under generally accepted accounting principles.

The following table sets forth the initial conversion price of the notes, the conversion ratio for the series A preferred stock and the exercise price of the $.35 and $.60 warrants and the adjusted numbers if (a) the pre-tax income per share for each of the two years was 20% below the respective targets (a “20% shortfall”) and (b) the pre-tax income per share for each of the two years was 35% or more below the targets (a “35% shortfall”). The number of shares reflects the number of shares of common stock issuable upon conversion of the note or the series A preferred stock, and are based on the assumption that no notes or preferred stock are converted into common stock until the adjustment has been made for 2007. There is no adjustment in the number of shares issuable upon exercise of the warrants. The Conversion Price relates to both the note and the series A preferred stock, and the number of shares reflects the number of shares issuable upon full conversion of note and the conversion of all of the shares of series A preferred stock.

	Conversion Price/	Series A	$.35 Warrant	$.60 Warrant
	Number of Shares	Conversion Ratio	Exercise Price	Exercise Price
Unadjusted	$.30/ 19,166,667	3:1	$.35	$.60
20% shortfall	$.192/ 29,947,917	4.6875:1	$.224	$.384
35% shortfall	$.12675/ 45,364,892	7.1006:1	$.1479	$.2535

The Series A preferred stock has no voting rights, except as required by law. However, so long as any shares of series A preferred stock are outstanding, the Company shall not, without the affirmative approval of the holders of 75% of the shares of the series A preferred stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the series A preferred stock or alter or amend the certificate of designation relating to the series A preferred stock, (b) authorize or create any class of stock ranking as to dividends or distribution of assets upon liquidation senior to or otherwise pari passu with the series A preferred stock, or any of preferred stock possessing greater voting rights or the right to convert at a more favorable price than the series A preferred stock, (c) amend its certificate of incorporation or other charter documents in breach of any of these provisions, (d) increase the authorized number of shares of Series A Preferred Stock, or (e) enter into any agreement with respect to the foregoing.

The Purchase Agreement, the note, the certificate of designation for the series A preferred stock and the warrants provide that the notes or series A preferred stock cannot be converted and the warrants cannot be exercised to the extent that such conversion or exercise would result in the investor and its or his affiliates owning beneficially more than 4.9% of our common stock. Beneficial ownership is determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. These provisions cannot be modified.

The Company agreed to have appointed such number of independent directors that would result in a majority of its directors being independent directors, that the audit committee would be composed solely of independent directors and the compensation committee would have a majority of independent directors. Failure of the Company to meet these requirements for a period of 60 days for an excused reason, as defined in the Purchase Agreement, or 75 days for a reason which is not an excused reason, would results in the imposition of liquidated damages which are payable in cash or additional shares of series A preferred stock.. The liquidated damages are computed in an amount equal to 15% per annum of the principal amount of notes outstanding, up to a maximum of $862,500, which is payable in cash or shares of series A preferred stock, at the election of the investors.

The Company and investors entered into a registration rights agreement pursuant to which the Company agreed to file, within 60 days after the closing, a registration statement covering the common stock issuable upon conversion of notes and the series A preferred stock and exercise of the warrants. The failure of the Company to meet this schedule and other timetables provided in the registration rights agreement would result in the imposition of liquidated damages, which are payable through the issuance of additional shares of series A preferred stock at the rate of 2,100 shares of series A preferred stock for each day, based on the proposed registration of all of the underlying shares of common stock, with a maximum of 750,000 shares.

The warrants issued to the investors have a term of five years. The warrants provide for adjustments if the Company does not the meet certain financial targets described above. The warrants also provide that, with certain exceptions, if the Company issues common stock at a price, or warrants or other convertible securities with an exercise or conversion price which is less than the exercise price of the warrants, the exercise price of the warrants will be reduced to the sales price, exercise price or conversion price, as the case may be, of such other securities.

The note is due on July 21, 2011, and it is convertible into common stock at a conversion price of $.30 per share, subject to adjustment as described above. To the extent that the Company pays the note prior to December 2, 2006, the note cannot be converted. From and after December 2, 2006, the Company has no right to prepay the note.

The Company also reimbursed Barron Partners for its due diligence and other expenses in the amount of $50,000. The Purchase Agreement provides that all officers and directors are subject to an 18 month lockup, during which period they may not publicly sell their shares, except that this restriction is for twelve months for Alex Katz as long as he is not an officer or director.

Exchange Agreement

Pursuant to the Exchange Agreement, the Company issued 21,000,000 shares of common stock (which number does not reflect the reverse split - the number would be 140,000 shares of common stock after giving effect to the reverse split) and 2,611,000 shares of series B preferred stock.

Each share of series B preferred stock automatically converts into two shares of common stock upon the filing of an amendment to the Company’s certificate of incorporation or restated certificate of incorporation which (i) changes the authorized capital stock to 10,000,000 shares of preferred stock and 90,000,000 shares of common stock and (ii) effects a one-for-150 reverse split of the common stock.

The series B preferred stock votes with the common stock, on a share for share basis, with each share of series B preferred stock having one vote, except as otherwise required by law. The vote of the holders of a majority of the outstanding shares of series B preferred stock shall be required for any amendment to the certificate of designation relating to the series B preferred stock. Without the approval of holders of a majority of the shares of series B preferred stock, the Company will not merge or consolidate with or into any other corporation or other entity or sell all or a significant portion of its business and assets.

The parties to the Exchange Agreement are subject to an 18 month lockup, during which period they may not publicly sell their shares, except that this restriction is for twelve months for Alex Katz as long as he is not an officer or director of the Company.

The common stock and series B preferred stock were issued to the following stockholders pursuant to the Exchange Agreement:

Name	Common Stock	Series B Preferred Stock	Common Stock As Adjusted (1)
Alexander Kreger	13,692,000	1,702,372	3,112,494
BGRS 2005, LLC	3,150,000	391,650	804,300
Richard Kreger	2,436,000	302,876	553,757
Aimee Brooks	1,722,000	214,102	391,449
Total	21,000,000	2,611,000	4,362,000

(1) The common stock as adjusted represents shares of common stock after giving effect to (i) the proposed 1-for-150 reverse stock split. (ii) the conversion of the Series B preferred stock into shares of common stock, and (iii) the transfer of an aggregate of 250,000 shares of Series B preferred stock by Alexander Kreger, Richard Kreger and Aimee Brooks to Midtown Partners & Co. LLC.

Stock Redemption Agreement

The Company entered into a stock redemption agreement with its then principal stockholder, Venture Fund I, pursuant to which the Company purchased 29,000,000 shares of commons stock from Venture Fund I for a purchase price of $550,000 and 200,000 shares of series B preferred stock. The Company agreed to include in a registration statement the shares of common stock issuable upon conversion of the series B preferred stock held by Venture Fund I. The stock redemption agreement does not provide for liquidated damages in the event the Company does not register such shares.

Asset Purchase Agreement

On July 20, 2006, Precision Aerospace Components, Inc., through its wholly-owned subsidiary, Delaware Fastener Acquisition Corporation (“DFAC”) acquired substantially all the assets and assumed accounts payable and certain operating liabilities of Freundlich Supply Co., Inc. (“Seller”), a distributor of aerospace quality lock nuts based in Staten Island, New York. The purchase price for the assets was $5,000,000, $4,250,000 of which was paid in cash at closing. The balance, or $750,000, will be paid pursuant to a secured subordinated promissory note over three years together with interest at the prevailing prime interest rate plus one percent. The asset purchase agreement provided that the purchase price would be adjusted to the extent the Seller’s net working capital, defined as the excess of accounts receivable, inventory and prepaid expenses over accounts payable and accrued expenses, exceeded, or was less than, $2,280,000 at closing. Net working capital totaled $2,543,943 at Closing, and, accordingly, the purchase price was increased by $263,943, which amount was paid in cash at closing.

The sole shareholder and President of Seller executed a consulting agreement with DFAC and will provide services for at least one year. He also executed a covenant not to compete. DFAC entered into a lease for the warehouse in Staten Island, New York for a term of up to 12 years, including all renewal options. After closing, DFAC changed its name to Freundlich Supply Company, Inc.

Item 2.01 Completion of Acquisition or Disposition of Assets

NOTE: The discussion contained in this Item 2.01 relates primarily to Freundlich Supply Company. Information relating to the business and results of operations of Jordan 1 has been previously reported in its Form 10-KSB for the year ended December 31, 2005, Form 10-QSB for the quarter ended March 31, 2006, and prior periodic filings with the Securities & Exchange Commission.

DESCRIPTION OF PRECISION AEROSPACE COMPONENTS’ (FORMERLY JORDAN 1 HOLDINGS) BUSINESS

Organizational History

Jordan 1 Holdings Company (“Jordan 1”) was incorporated in Delaware on December 28, 2005 and is the successor to Gasel Transportation Lines, Inc. ("Gasel"), an Ohio corporation that was organized under the laws of the State of Ohio on January 27, 1988.

Gasel was a trucking company that filed for bankruptcy in the Southern District of Ohio, Eastern Division, in May of 2003. On December 12, 2005, a final plan of reorganization was approved by the court and the bankruptcy proceeding was dismissed.

On December 30, 2005, Gasel entered into a private sale of stock under a Stock Purchase Agreement with Venture Fund I, Inc., a Nevada corporation owned and controlled by accredited investor Ruth Shepley, of Houston, Texas.  Under the terms of the Stock Purchase Agreement, Shepley purchased 29,000,000 shares of restricted common stock for a purchase price of $100,000.

Since December 30, 2005, Jordan 1 did not engage in any business activity.

DESCRIPTION OF FREUNDLICH SUPPLY COMPANY’S BUSINESS

Organizational History

Freundlich Supply Co., Inc. (“Freundlich Supply”) was incorporated in the State of New York in 1980. Freundlich Supply’s corporate headquarters are located at 2200 Arthur Kill Road, Staten Island, NY 10309, and its telephone number is (718) 356-1500.

Overview of Business

Freundlich Supply is a stocking distributor of aerospace quality, internally-threaded fasteners. The Company distributes high-quality, domestically-manufactured nut products that are used primarily for aerospace and military applications and for industrial/commercial applications that require a high level of certified and assured quality. The Company’s products are manufactured to exacting specifications or are made from raw material that provide strength and reliability required for aerospace applications.

Freundlich Supply is a niche player in the North American aerospace fastener industry. The Company currently focuses exclusively on aero-space quality nut products, serving as an authorized stocking distributor for seven of the premier nut manufacturers in the United States.

Freundlich Supply is a one-stop source for standard, self-locking, semi-special and special nuts manufactured to several military, aerospace and equivalent specifications. The Company maintains a large inventory of more than 7,600 SKUs comprised of more than 18 million parts of premium quality, brand name nut products. Management believes that the Company's demonstrated ability to immediately fulfill a high percentage (approximately 80 percent) of customer orders from stock-on-hand gives Freundlich Supply a distinct competitive advantage in the marketplace. The Company sells its products pursuant to written purchase orders it receives from its customers. All products are shipped via common carrier.

Industry Overview

The fastener distribution industry is highly fragmented, with no one company holding a dominant position. This is primarily caused by the varied uses of fasteners and the size of the industry. Freundlich Supply competes with the numerous fastener distributors which serve as authorized stocking distributors for the seven nut manufacturers in the Company's supplier base. The company believes that the depth of its 7,600-SKU inventory represents a competitive advantage. As a stocking distributor, Freundlich Supply has employed a business model of maintaining levels of inventory on hand or on order with its suppliers that can satisfy its customers’ projected needs. This business model has allowed the company to mitigate the supply shortage suffered by the industry. Certain domestic manufacturing capacity was eliminated during a post-9/11 downturn in the aerospace industry. As the industry began a turnaround in 2004 and 2005, driven by increased levels of defense spending and increased commercial demand caused by new orders received by Boeing Company and others, manufacturer delivery on the increased level of demand was delayed because of the decreased capacity extant after 9/11.

Inventory

As a stocking distributor, Freundlich Supply maintains levels of inventory on hand or on to satisfy its customers’ projected needs. The Company has approximately 7,600 different types of nuts in its inventory. Freundlich Supply’s primary suppliers include the following:

•	SPS Technologies
•	Greer Stop Nut
•	Republic Fastener Mfg. Corp.
•	MacLean-ESNA
•	Alcoa Fastening Systems
•	Bristol Industries Inc.
•	Abbott-Interfast Corporation

Customers

In 2004 and 2005, Freundlich Supply sold approximately 61% and 56%, respectively, of its products to the United States Department of Defense. All of these products were sold for maintenance, repair and operations functions, were shipped to various government installations across the United States and were sold for many different government programs. Through March 31, 2006, sales to the United States Department of Defense represented 41 percent of total sales.

Freundlich Supply’s commercial customers include original equipment manufacturers and other distributors. Other than the sales to the United States Department of Defense, no one customer represented more than 10 percent of total sales in 2004 or 2005.

Competition

The fastener distribution industry is highly fragmented, with no one company holding a dominant position. This is primarily caused by the varied uses of fasteners and the size of the industry. Freundlich Supply competes with the numerous fastener distributors which serve as authorized stocking distributors for the seven nut manufacturers in the Company's supplier base. The company believes that the depth of its 7,600-SKU inventory represents a competitive advantage.

Few barriers to entry exist for fastener distributors generally. However, the business model employed by Freundlich Supply promotes barriers to entry not generally seen in the industry.

•
Freundlich Supply’s quality system is certified to AS9100:2004 and ISO 9001:2000 quality measures. As quality is an important measure of aerospace suppliers, the company strives to maintain its quality system to the highest standards in the industry;

•
As an authorized stocking distributor for the premier domestic manufacturers, Freundlich Supply is able to maintain relationships with customers not generally available to the industry. Most manufacturers are not expanding their network of authorized distributors; and

•	As a certified government supplier, i.e. because it is listed on the “Qualified Supplier/Manufacturer List,” Freundlich Supply does not compete with companies not so listed.

Government Regulation

Freundlich Supply is approved as a “qualified supplier” by the United States Department of Defense, and as such can provide certain critical parts that other suppliers not so approved cannot supply.

The Fastener Quality Act (“FQA”) and its implementing regulations issued by the United States Department of Commerce require certain distributors of fasteners to, among other things, maintain lot traceability for all of its products sold. This requires that companies like Freundlich Supply keep their books and records such that they can trace the origin of each item sold to the manufacturer from which the item was purchased. The FQA imposes additional requirements on the manufacturers of subject parts and on the users. Because of the demands of the industry, its customers, and its own quality systems, Freundlich Supply maintains strict lot traceability for each item in inventory, and has done so for many years.

Employees

Freundlich Supply has 20 employees, 19 of which are full time employees. We believe our employee relations are very good.

MANAGEMENT’S DISCUSSION AND ANALYSIS

FORWARD LOOKING STATEMENTS

Some of the statements contained in this Form 8-K that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Form 8-K, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

1. Our ability to attract and retain management, and to integrate and maintain technical information and management information systems;
2. Our ability to generate customer demand for our services;
3. The intensity of competition; and
4. General economic conditions.

All written and oral forward-looking statements made in connection with this Form 8-K that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

Freundlich Supply Company Results of Operations

Three Months ended March 31, 2006 compared to the Three Months ended March 31, 2005

Overview

Incoming orders in the 3 months ended March 31, 2006 totaled $3,489,230, compared to $1,724,647 in the 3 months ended March 31, 2005, an increase of $1,764,583, or 102.3%. The backlog of unshipped orders increased to $3,356,588 at March 31, 2006, compared to $2,009,398 at March 31, 2005, an increase of 67.0%. Customer orders are counted as part of the backlog upon receipt of firm, written purchase orders from customers. Items remain in backlog pending receipt of products from the company’s suppliers or a future delivery date established by the customer at the time the order is placed. Accordingly, management believes that trends in the Company’s backlog can be seen as a predictor of future revenue.

Revenues

Revenue for the 3 months ended March 31, 2006 totaled $2,874,094, compared to $2,426,017 for the 3 months ended March 31, 2005. This increase of $448,077, or 18.5%, was caused by an increase in sales to non-United States Department of Defense (“DOD”) customers to $1,840,730 during the 3 months ended March 31, 2006 from $979,752 during the 3 months ended March 31, 2005. This increase of $860,978, or 87.9%, offset a decrease in sales to the DOD to $1,066,815 during the 3 months ended March 31, 2006 from $1,479,029 during the 3 months ended March 31, 2005. Non-DOD sales typically carry a higher gross profit margin than sales to the DOD, although other factors, including but not limited to market demand, quantity purchased, the nature of the particular part being purchased and the identity of the particular customer, impact pricing levels.

Cost of Goods Sold

Gross profits totaled $1,008,950 in the 3 months ended March 31, 2006, or 35.1% of sales, compared to $828,204, or 34.1% of sales in the 3 months ended March 31, 2005. This increase in the company’s gross profit percentage is the result of inflationary pressures in the industry, the company’s inventory position and its policy of maintaining in inventory sufficient levels of products to meet customers’ anticipated demand.

Sales, General and Administrative Expenses

Sales, general and administrative expenses totaled $433,736 in the 3 months ended March 31, 2006, or 15.1% of sales, compared to $396,468, or 16.3% of sales in the 3 months ended March 31, 2005. This increase of $37,268, or 9.4%, was incurred to support the increased sales during the period.

Income from Operations

Income from operations totaled $574,424 in the 3 months ended March 31, 2006, compared to $430,946 in the 3 months ended March 31, 2005. This increase resulted from increased sales, gross profits and nominal increases in sales, general and administrative expenses.

Significant Balance Sheet Items

Accounts Receivable
Accounts Receivable increased to $1,007,458 at March 31, 2006, or 8.8% of annualized sales, compared to $741,508 at March 31, 2005, or 7.6% of annualized sales. The company’s average collection period of its accounts receivable equaled 25.2 days in the 3 months ended March 31, 2006, compared to 27.8 days in the 3 months ended March 31, 2006.

Inventory
Inventory decreased to $2,542,791 at March 31, 2006, compared to $2,634,466 at March 31, 2005. This decrease totaled $91,675, or 3.5%.

Accounts Payable
Accounts Payable decreased to $771,341 at March 31, 2006, compared to $1,204,645 at March 31, 2005. The company generated the cash flow to pay down its accounts payable through its operating activities.

Financial Condition, Liquidity and Capital Resources

As of March 31, 2006, the company had cash and cash equivalents of $60,223, compared to $0 at March 31, 2005. Net working capital totaled $1,900,916 at March 31, 2006, compared to $1,163,730 at March 31, 2005. Current assets totaled $3,600,254 at March 31, 2006, compared to $3,412,495 at March 31, 2005. Current liabilities totaled $1,699,338 at March 31, 2006, compared to $2,248,765 at March 31, 2005. The increase in net working capital was generated from operating activities during the period. The company had stockholder’s equity at March 31, 2006 of $1,681,165, compared to $981,837 at March 31, 2005. This increase resulted from net profits for the period.

The Company plans to grow through a combination of product line expansions, strategic sales and marketing initiatives and through strategic acquisitions. In the next twelve months, the Company may have a need to raise additional funds. The Company is currently not in negotiations with any potential acquisition candidates. There is no assurance that the Company would be successful in raising additional funds necessary to complete an acquisition on terms favorable to the Company.

The Company plans to install a new computer system and packaging equipment within the next six months, which will cost approximately $150,000. There are no other material capital expenditures planned for the next twelve months, other than normal business expenditures and those noted above, for which the Company would need to raise additional funds.

Year ended December 31, 2005 compared to year ended December 31, 2004

Revenues

Revenue for the year ended December 31, 2005 totaled $8,816,384, compared to $8,916,132 for the year ended December 31, 2004. This decrease was caused by a decrease in sales to the United States Department of Defense (“DOD”) in 2005. In 2004, sales to the DOD totaled $5,514,165, whereas sales to the DOD in 2005 totaled $5,012,988. This decrease of $501,177, or 9.1%, was partially offset by an increase in sales to non-DOD customers of $401,429, or 11.8%. In 2004, sales to the DOD represented 60.8% of total sales, whereas such sales in 2005 represented 56.0% of total sales.

The company’s backlog of unshipped orders increased to $2,772,455 at December 31, 2005, compared to $2,743,533 at December 31, 2004, an increase of 1.1%. Customer orders are counted as part of the backlog upon receipt of firm, written purchase orders from customers. Items remain in backlog pending receipt of products from the company’s suppliers or a future delivery date established by the customer at the time the order is placed. Incoming orders in 2005 totaled $8,977,157, compared to $10,154,662 in 2004, a decrease of $1,177,505, or 11.6%.

Cost of Goods Sold

Gross profits totaled $2,987,997 in 2005, or 33.9% of sales, compared to $2,946,068, or 33.0% of sales in 2004. This increase in the company’s gross profit percentage is the result of inflationary pressures in the industry, the company’s inventory position and its policy of maintaining in inventory sufficient levels of popular commodities to meet customers’ anticipated demand.

Sales, General and Administrative Expenses

Sales, general and administrative expenses totaled $1,576,517 in 2005, or 17.9% of sales, compared to $1,565,632 in 2004, or $17.6% of sales. The increase totaled $10,885, or 0.7%.

Income from Operations

Income from operations totaled $1,408,322 in 2005, compared to $1,377,278 in 2004. This increase resulted from increased gross profits and nominal increases in sales, general and administrative expenses.

Significant Balance Sheet Items

Accounts Receivable
Accounts Receivable decreased to $603,783 at December 31, 2005, or 6.9% of sales, compared to $726,878 at December 31, 2004, or 8.2% of sales. The company’s average collection period of its accounts receivable equaled 27.6 days in 2005, compared to 30.5 days in 2004.

Inventory
Inventory increased to $2,569,602 at December 31, 2005, compared to $2,496,990 at December 31, 2004. This increase of $72,612, or 2.9%, was in connection with anticipated increased sales in the first quarter of 2006.

Accounts Payable
Accounts Payable decreased to $527,136 at December 31, 2005, compared to $1,059,564 at December 31, 2004. The company generated the cash flow to pay down its accounts payable through its operating activities.

Financial Condition, Liquidity and Capital Resources

As of December 31, 2005, the company had cash and cash equivalents of $0, compared to $68,291 at December 31, 2004. Net working capital totaled $1,754,252 at December 31, 2005, compared to $1,234,475 at December 31, 2004. Current assets totaled $3,173,385 at December 31, 2005, compared to $3,302,159 at December 31, 2004. Current liabilities totaled $1,411,657 at December 31, 2005, compared to $2,067,684 at December 31, 2004. This decrease of $656,027 included a repayment of $200,000 to the Company’s line of credit and a reduction in accounts payable of $448,552. The increase in net working capital during 2005 was generated from operating activities during the year. The company had stockholder’s equity at December 31, 2005 of $1,381,500, compared to $906,174 at December 31, 2004. This increase resulted from net profits for the year.

Critical Accounting Policies

For a discussion of Critical Accounting Policies, please refer to Note 2 of the Financial Statements include in Item 9.01 hereto.

RISK FACTORS

An investment in our securities involves a high degree of risk. In determining whether to purchase our securities, you should carefully consider all of the material risks described below, together with the other information contained in this prospectus before making a decision to purchase our securities. You should only purchase our securities if you can afford to suffer the loss of your entire investment.

RISKS RELATED TO OUR BUSINESS:

Fluctuations in our operating results and announcements and developments concerning our business affect our stock price.

Our quarterly operating results, the number of stockholders desiring to sell their shares, changes in general economic conditions and the financial markets, the execution of new contracts and the completion of existing agreements and other developments affecting us, could cause the market price of our common stock to fluctuate substantially.

As a result of the reverse acquisition, our expenses will increase significantly.

As a result of the reverse acquisition, our ongoing expenses are expected to increase significantly, including expenses in compensation to our officers, ongoing public company expenses, including increased legal and accounting expenses as a result of our status as a reporting company and the requirement that we register the shares of common stock issued underlying the convertible note, preferred stock and warrants issued to Barron Partners LP, expenses incurred in complying with the internal controls requirements of the Sarbanes-Oxley Act, and obligations incurred in connection with the reverse acquisition. Our failure to generate sufficient revenue and gross profit could result in reduced profits of losses as a result of the additional expenses.

Our officers and directors are involved in other businesses which may cause them to devote less time to our business.

Our officers' and directors' involvement with other businesses may cause them to allocate their time and services between us and other entities. Consequently, they may give priority to other matters over our needs which may materially cause us to lose their services temporarily which could affect our operations and profitability.

We may not be able to continue to grow through acquisitions.

In addition to our planned growth through the development of our business, an important part of our growth strategy is to expand our business and to acquire other businesses in related industries. Such acquisitions may be made with cash or our securities or a combination of cash and securities. If our stock price is less than the exercise price of the outstanding warrants, it is not likely that that warrants will be exercised at their present exercise price. To the extent that we require cash, we may have to borrow the funds or sell equity securities. Any issuance of equity as a portion of the purchase price or any sale of equity, to the extent that we are able to sell equity, to raise funds to enable us to pay the purchase price would result in dilution to our stockholders. We have no commitments from any financing source and we may not be able to raise any cash necessary to complete an acquisition. If we fail to make any acquisitions, our future growth may be limited. As of the date of this report, we do not have any agreement as to any acquisition. Further, any acquisition may be subject to government regulations.

If we make any acquisitions, they may disrupt or have a negative impact on our business.

If we make acquisitions, we could have difficulty integrating the acquired companies’ personnel and operations with our own. In addition, the key personnel of the acquired business may not be willing to work for us. We cannot predict the affect expansion may have on our core business. Regardless of whether we are successful in making an acquisition, the negotiations could disrupt our ongoing business, distract our management and employees and increase our expenses. In addition to the risks described above, acquisitions are accompanied by a number of inherent risks, including, without limitation, the following:

•	the difficulty of integrating acquired products, services or operations;
•	the potential disruption of the ongoing businesses and distraction of our management and the management of acquired companies;
•	the difficulty of incorporating acquired rights or products into our existing business;
•	difficulties in disposing of the excess or idle facilities of an acquired company or business and expenses in maintaining such facilities;
•	difficulties in maintaining uniform standards, controls, procedures and policies;
•	the potential impairment of relationships with employees and customers as a result of any integration of new management personnel;
•	the potential inability or failure to achieve additional sales and enhance our customer base through cross-marketing of the products to new and existing customers;
•	the effect of any government regulations which relate to the business acquired;
•
potential unknown liabilities associated with acquired businesses or product lines, or the need to spend significant amounts to retool, reposition or modify the marketing and sales of acquired products or the defense of any litigation, whether of not successful, resulting from actions of the acquired company prior to our acquisition.

Our business could be severely impaired if and to the extent that we are unable to succeed in addressing any of these risks or other problems encountered in connection with these acquisitions, many of which cannot be presently identified, these risks and problems could disrupt our ongoing business, distract our management and employees, increase our expenses and adversely affect our results of operations.

We may be required to pay liquidated damages if our board does not consist of a majority of independent directors.

Our Securities Purchase Agreement with Barron Partners LP and Richard Henri Kreger requires us to (i) appoint such number of independent directors that would result in a majority of our directors being independent directors, (ii) have an audit committee that is composed solely of independent directors and (iii) have a compensation committee that is composed of a majority of independent directors. Our failure to maintain these requirements would results in our payment of liquidated damages that are payable in cash or by the issuance of additional shares of series A preferred stock at the election of the investors.

We are dependent on a few large customers.

We are dependent on the aerospace and defense industries for a majority of our revenue and as a result our business will be negatively impacted by any decline in those industries.

We face risks relating to government contracts.

There are inherent risks in contracting with the U.S. government, including risks that are peculiar to the defense industry, which could have a material adverse effect on our business, prospects, financial condition and operating results, including changes in the department of defense’s procurement policies and requirements.

RISKS RELATING TO OUR CURRENT FINANCING ARRANGEMENT:

There are a large number of shares underlying our convertible note, series A convertible preferred stock and warrants that may be available for future sale and the sale of these shares may depress the market price of our common stock.

The Company entered into a Securities Purchase Agreement with Barron Partners LP and Richard Henri Kreger pursuant to which the investors purchased the Company’s promissory note in the principal amount of $1,000,000, 5,277,778 shares of its series A convertible preferred stock (the “series A preferred stock”) which are convertible into 15,833,334 shares of common stock, and warrants to purchase 10,541,000 shares of common stock at $.35 per share and 10,541,000 shares of common stock at $.60 per share.

The Purchase Agreement provides that, within 120 days from the July 20, 2006 closing, the Company will file a restated certificate of incorporation that will (i) change the authorized capital stock to 10,000,000 shares of preferred stock and 90,000,000 shares of common stock and (ii) effect a one-for-150 reverse split of the common stock. The number of Total Shares, without giving effect to the reverse split, would be 5,309,760,600 shares for Barron Partners and 524,989,500 shares for Mr. Kreger. The Company has an authorized common stock of 100,000,000 shares. As a result, the investors will not have the ability to convert the note or series A preferred stock or exercise the warrants in full unless the reverse split is effected. If the reverse split is not effective on or prior to the 120th day after the closing, the Company is required to pay the investors liquidated damages in an amount equal to 5% of the investment made by the investors, which would be $287,500.

The note is convertible into common stock at a conversion price of $.30 per share. Each share of series A preferred stock is convertible into common stock at a conversion rate of three shares of common stock for each share of series A preferred stock. The conversion rate is based on a conversion price of $.30 per share of common stock, based on the purchase price of the preferred stock divided by the number of shares of commons stock issuable upon conversion of the series A preferred stock. The conversion price of the note and the conversion rate of the series A preferred stock are subject to adjustment in certain instances, including the issuance by the Company of stock at a price which is less than the conversion price.

The sale of these shares may adversely affect the market price of our common stock.

The adjustable conversion price feature of our note, warrants and series A preferred stock could require us to issue a substantially greater number of shares which will cause dilution to our existing stockholders.

The Purchase Agreement as well as the note, the certificate of designation for the series A preferred stock and the warrants provide for an adjustment in the conversion price of the note and series A preferred stock and the exercise price of the warrants if the Company’s consolidated pre-tax income, as defined, for is less than $.034 per share on a fully-diluted basis for the year ended December 31, 2006 and less than $.051 per share for the year ended December 31, 2007. The maximum reduction for either year is 35%. Fully-diluted pre-tax income is based on the number of shares of common stock which are outstanding or are otherwise issuable, regardless of whether such shares would be included in determining diluted earnings per share under generally accepted accounting principles.

The following table sets forth the initial conversion price of the notes, the conversion ratio for the series A preferred stock and the exercise price of the $.35 and $.60 warrants and the adjusted numbers if (a) the pre-tax income per share for each of the two years was 20% below the respective targets (a “20% shortfall”) and (b) the pre-tax income per share for each of the two years was 35% or more below the targets (a “35% shortfall”). The number of shares reflects the number of shares of common stock issuable upon conversion of the note or the series A preferred stock, and are based on the assumption that no notes or preferred stock are converted into common stock until the adjustment has been made for 2007. There is no adjustment in the number of shares issuable upon exercise of the warrants. The Conversion Price relates to both the note and the series A preferred stock, and the number of shares reflects the number of shares issuable upon full conversion of note and the conversion of all of the shares of series A preferred stock.

	Conversion Price/	Series A	$.35 Warrant	$60 Warrant
	Number of Shares	Conversion Ratio	Exercise Price	Exercise Price
Unadjusted	$.30/ 19,166,667	3:1	$.35	$.60
20% shortfall	$.192/ 29,947,917	4.6875:1	$.224	$.384
35% shortfall	$.12675/ 45,364,892	7.1006:1	$.1479	$.2535

As illustrated, the number of shares of common stock issuable upon conversion of the conversion of the notes and the series A preferred stock and the warrants, will increase if we do not meet the above-referenced targets and as a result this will cause dilution to our stockholders.

RISKS RELATING TO OUR COMMON STOCK:

If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board which would limit the ability of broker-dealers to sell our securities and the ability of stockholder to sell their securities in the secondary market.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Because we may be subject to the “penny stock” rules, you may have difficulty in selling our common stock.

If our stock price is less than $5.00 per share, our stock may be subject to the SEC’s penny stock rules, which impose additional sales practice requirements and restrictions on broker-dealers that sell our stock to persons other than established customers and institutional accredited investors. The application of these rules may affect the ability of broker-dealers to sell our common stock and may affect your ability to sell any common stock you may own.

According to the SEC, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•
The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

As an issuer of “penny stock” the protection provided by the federal securities laws relating to forward looking statements does not apply to us.

Although the federal securities law provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, if we are a penny stock we will not have the benefit of this safe harbor protection in the event of any based upon an claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and operating results and stockholders could lose confidence in our financial reporting.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our operating results could be harmed. We may be required in the future to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, which requires increased control over financial reporting requirements, including annual management assessments of the effectiveness of such internal controls and a report by our independent certified public accounting firm addressing these assessments. Failure to achieve and maintain an effective internal control environment, regardless of whether we are required to maintain such controls could also cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price.

The Chairman of our board of directors will own a controlling interest in our voting stock following the completion of a proposed 1-for-150 reverse split.

The chairman of our board of directors, Alexander Kreger, will own approximately 53% of our outstanding common stock immediately following the completion of our proposed 1-for-150 reverse split. As a result, Mr. Kreger will have the ability to control substantially all matters submitted to our stockholders for approval, including:

•	election of our board of directors;
•	removal of any of our directors;
•	amendment of our certificate of incorporation or bylaws; and
•	adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

DESCRIPTION OF PROPERTY

Freundlich Supply leases its sole warehouse and office space pursuant to a triple-net lease from an unrelated party for an annual rental charge of $144,000. The company is the sole user of the property. The property is located at 2200 Arthur Kill Road, Staten Island, New York. The building is comprised of 18,000 square feet, is constructed from brick and cinder block, and is maintained in excellent condition.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of July 25, 2006 with respect to the beneficial ownership of the Company’s outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the named executive officers, directors and director nominees; and (iii) our directors, director nominees and named executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

	Common Stock	Percentage of	Common Stock	Percentage of
Name of Beneficial Owner(1)	Beneficially Owned	Common Stock	Beneficially Owned	Common Stock
	Pre 1-for-150	Pre 1-for-150	Post 1-for-150	Post 1-for-150
	Reverse Split (2)	Reverse Split (2)	Reverse Split (3)	Reverse Split (3)
Alexander Kreger	13,692,000	43.2%	3,112,494	53.3%
Robert Moyer	--	--	--
Chris Phillips (4)	--	--	250,000	4.25
BGRS 2005, LLC (5)	3,150,000	9.9	804,300	13.7
Richard Kreger	2,436,000	7.6	553,757	9.4
Aimee Brooks	1,722,000	5.4	391,449	6.7
Midtown Partners & Co. LLC (6)	--	--	500,000	8.5
All officers and directors	13,692,000	43.2	3,612,494	61.9
as a group (3 persons)

* Less than 1%

(1) Except as otherwise indicated, the address of each beneficial owner is c/o Precision Aerospace Components, Inc.

(2) Applicable percentage ownership of common stock pre 1-for-150 reverse split is based on 31,677,900 shares of common stock outstanding as of July 25, 2006, together with securities exercisable or convertible into shares of common stock within 60 days of July 25, 2006 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of July 25, 2006 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3) The common stock ownership post 1-for-150 reverse split is based on 5,833,186 shares of common stock post reverse split shares of common stock outstanding and reflects (i) the proposed reverse split of the common stock, (ii) the conversion of the Series B preferred stock into shares of common stock, and (iii) the transfer of an aggregate of 250,000 shares of Series B preferred stock by Alexander Kreger, Richard Kreger and Aimee Brooks to Midtown Partners.

(4) The 250,000 shares of common stock are owned by Midtown Partners & Co., LLC, of which Mr. Phillips holds a 50% membership interest. Midtown Partners & Co., LLC is a registered broker-dealer.

(5) BGRS 2005, LLC is managed by Alex Katz, a consultant to the Company. Mr. Katz has sole dispositive and voting control over the shares of common stock of the Company owned by BGRS 2005, LLC.

(6) Bruce Jordan has dispositive and voting control over the shares of common stock of the Company to be owned by Midtown Partners & Co., LLC. Midtown Partners & Co., LLC is a registered broker-dealer.

Barron Partners LP and Richard Henri Kreger each own shares of series A preferred stock and warrants which, if fully converted or exercised, would result in ownership of more than 5% of our outstanding common stock. However, the series A preferred stock may not be converted and the warrants may not be exercised if such conversion would result in Barron Partners or Richard Henri Kreger owning more than 4.9% of our outstanding common stock. The applicable instruments provide that this limitation may not be waived. As a result, Barron Partners does not beneficially own 5% or more of our common stock. Because Richard Henri Kreger already owns more than 5% of the Company’s common stock, his series A preferred stock may not be converted and his warrants may not be exercised until his ownership of the Company’s common stock falls below 5%.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

Below are the names and certain information regarding the Company's executive officers, directors and director nominees. Officers are elected annually by the Board of Directors. Each of the following officers and directors were elected on July 20, 2006 and will serve in their respective capacities on a part time basis.

Name	Age	Position
Alexander Kreger	63	Chairman of the Board, Director
Robert P. Moyer	51	President, Chief Executive Officer, Director
Chris Phillips	34	Chief Financial Officer, Secretary, Director

Background of Executive Officers and Directors

Alexander Kreger. Mr. Kreger has served as the President of Kreger Truck Renting Company, Inc. since 1999. Mr. Kreger has a BS in accounting and finance from the Wharton School, University of Pennsylvania.

Robert P. Moyer. For the past five years, Robert Moyer has run his own financial consulting and advisory business. He is licensed as a Certified Public Accountant, and holds an MBA from Drexel University and a Bachelor of Science from the Pennsylvania State University.

Chris Phillips. Since October 2004, Chris Phillips has been the President and CEO of Apogee Financial Investments, Inc. a merchant bank which owns 100% of Midtown Partners & Co., LLC, a NASD licensed broker-dealer.   Since July 2000, he has acted as the managing member of TotalCFO, LLC which provides consulting and CFO services to a number of public and private companies and high net worth individuals. Presently, he is a Board Member of Telzuit Medical Technologies, Inc. (OTCBB: TZMT), Remote Dynamics, Inc. (OTCBB: REDI) and an advisory board member for a number of other public and private companies.   Mr. Phillips holds a Bachelors of Science Degree in Accounting and Finance and a Masters of Accountancy with a concentration in Tax from the University of Florida. Mr. Phillips is a Florida licensed Certified Public Accountant.

Consulting Agreement

On July 20, 2006, the Company entered into a consulting agreement with Alex Katz (the “Consultant”) for a term of five years. The consulting agreement provides for base compensation of $180,000 per year, which is to be increased each year in proportion to the increase in the Consumer Price Index. The Consultant shall also be entitled to any bonus compensation, options or other equity grants, established by a compensation committee comprised of independent directors of the Company.

Long Term Incentive Plan

In July 2006, we adopted, subject to stockholder approval, the 2006 long-term incentive plan covering 875,000 shares of common stock. The plan provides for the grant of incentive and non-qualified options, stock grants, stock appreciation rights and other equity-based incentives to employees, including officers, and consultants. The 2006 Plan is to be administered by a committee of not less than two directors each of whom is to be an independent director. In the absence of a committee, the plan is administered by the board of directors. Independent directors are not eligible for discretionary options. However, each newly-elected independent director receives at the time of his or her election, a five-year option to purchase 25,000 shares of common stock at the market price on the date of his or her election. In addition, the plan provides for the annual grant of an option to purchase 5,000 shares of common stock on April 1st of each year, commencing April 1, 2007.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the total compensation that the Company has paid or that has accrued on behalf of the Company’s chief executive officer and other executive officers with annual compensation exceeding $100,000 during the years ended June 30, 2005, 2004 and 2003.

SUMMARY COMPENSATION TABLE

					Long-Term
					Compensation
		Annual Compensation			Awards		Payouts
				Other		Securities		All
				Annual	Restricted	Underlying		Other
Name and				Compen-	Stock Award(s)	Options/	LTIP	Compen-
Principal Position	Year	Salary ($)	Bonus ($)	sation ($)	($)	SARs (#)	Payouts ($)	sation ($)
Gene Thompson (1)	2005	61,993	-0-	-0-	-0-	-0-	-0-	-0-
President	2004	74,668	-0-	-0-	-0-	-0-	-0-	-0-
And Director	2003	80,600	-0-	-0-	-0-	-0-	-0-	-0-

(1) Gene Thompson resigned from his positions as President, CEO, and Director upon completion of the transactions described in Item 1.01, above.

The following table sets forth information concerning the total compensation that Freundlich Supply Company has paid or that has accrued on behalf of Freundlich’s chief executive officer and other executive officers with annual compensation exceeding $100,000 during the years ended December 31, 2005, 2004 and 2003.

SUMMARY COMPENSATION TABLE
					Long-Term
					Compensation
		Annual Compensation			Awards		Payouts
				Other		Securities		All
				Annual	Restricted	Underlying		Other
Name and				Compen-	Stock Award(s)	Options/	LTIP	Compen-
Principal Position	Year	Salary ($)	Bonus ($)	sation ($)	($)	SARs (#)	Payouts ($)	sation ($)
Michael Freundlich	2005	186,329	-0-	-0-	-0-	-0-	-0-	-0-
President, CEO	2004	186,329	-0-	-0-	-0-	-0-	-0-	-0-
	2003	186,329	-0-	-0-	-0-	-0-	-0-	-0-

DESCRIPTION OF SECURITIES

The Company’s authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.0001 per share and 10,000,000 shares of preferred stock. As of July 25, 2006, there were 31,677,900 shares of voting stock of the Company issued and outstanding.

Holders of the Company's common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company's common stock representing a majority of the voting power of the Company's capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company's outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company's articles of incorporation.

Holders of the Company's common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company's common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company's common stock.

Preferred Stock

Our certificate of incorporation gives our board of directors the power to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock. Except for the series A preferred stock, we have no present plans to issue any shares of preferred stock.

Series A Preferred Stock

The board of directors has created a series of series A preferred stock consisting of 7,100,000 shares. Each share of series A preferred stock is convertible into three (3) shares of common stock. The Series A preferred stock has no voting rights, except as required by law. However, so long as any shares of series A preferred stock are outstanding, the Company shall not, without the affirmative approval of the holders of 75% of the shares of the series A preferred stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the series A preferred stock or alter or amend the certificate of designation relating to the series A preferred stock, (b) authorize or create any class of stock ranking as to dividends or distribution of assets upon liquidation senior to or otherwise pari passu with the series A preferred stock, or any of preferred stock possessing greater voting rights or the right to convert at a more favorable price than the series A preferred stock, (c) amend its certificate of incorporation or other charter documents in breach of any of these provisions, (d) increase the authorized number of shares of Series A Preferred Stock, or (e) enter into any agreement with respect to the foregoing.

Series B Preferred Stock

The board of directors has created a series of series B preferred stock consisting of 2,900,000 shares. Each share of series B preferred stock automatically converts into two (2) shares of common stock upon the filing of a certificate of amendment to our certificate of incorporation which (i) amends the authorized capital stock to 100,000,000 shares, of which 10,000,000 shares are preferred stock, par value $.001 per share, and 90,000,000 shares of common stock, par value $.001 per share, and (ii) effects a one-for-150 reverse split of the Corporation’s issued and outstanding common stock. The board of directors has approved such an amendment, subject to stockholder approval.

The holders of the series B preferred stock have no dividend rights, except that, if a dividend is declared with respect to the common stock, the holders of the series B preferred stock shall be entitled to dividends on the preferred stock on an "as if converted" basis.

Except as provided by law and except for the following, the holders of the series B preferred stock vote with the common stock as if the series B preferred stock and the common stock were a single class, with each share of series B preferred stock being entitled to one vote. The vote of the holders of a majority of the outstanding shares of Series B Preferred Stock shall be required for any amendment to the certificate of designation relating to the series B stock.

Series A Warrants

The Company has 10,541,000 Series A Warrants issued and outstanding. The Series A Warrants are exercisable at $0.35 per share for a term of five years.

Series B Warrants

The Company has 10,541,000  Series B Warrants issued and outstanding. The Series B Warrants are exercisable at $0.60 per share for a term of five years.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market for Securities

Shares of the Company’s common stock are quoted on the Over the Counter Bulletin Board ("OTCBB") under the symbol GSEL.

The following table sets forth, for the periods indicated, the range of high and low intraday closing bid information per share of our common stock as quoted on the Over The Counter Bulletin Board.

Year	Period	Historic Prices
		High	Low

2004	First Quarter	0.13	0.07
	Second Quarter	0.38	0.11
	Third Quarter	0.55	0.30
	Fourth Quarter	0.77	0.22

2005	First Quarter	0.37	0.17
	Second Quarter	0.39	0.18
	Third Quarter	0.26	0.04
	Fourth Quarter	0.03	0.02

2006	First Quarter	0.14	0.03
	Second Quarter	0.06	0.01
	Third Quarter*	0.05	0.0001

* Through July 21, 2006.

Dividend Policy

The Company has not paid or declared any dividends on its common stock and does not anticipate paying cash dividends in the foreseeable future.

EQUITY COMPENSATION PLAN INFORMATION

The following table shows information with respect to each equity compensation plan under which Freundlich’s common stock is authorized for issuance as of the fiscal year ended December 31, 2005.

Plan category	Number of securities	Weighted average	Number of securities
	to be issued upon	exercise price of	remaining available for
	exercise of	outstanding options,	future issuance under
	outstanding options,	warrants and rights	equity compensation plans
	warrants and rights		(excluding securities
reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved	-0-	-0-	-0-
by security holders
Equity compensation plans not	-0-	-0-	-0-
approved by security holders
Total	-0-	-0-	-0-

LEGAL PROCEEDINGS

Freundlich Supply is not a party to any pending legal proceeding, nor is its property the subject of a pending legal proceeding, that is not in the ordinary course of business or otherwise material to the financial condition of Freundlich’s business.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Precision Aerospace Components (formerly Jordan 1 Holdings Company)

As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, Article Eighth of our Certificate of Incorporation includes a provision that eliminates the personal liability of each of our directors for monetary damages for breach of such director's fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to us or our stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director shall be limited to the fullest extent allowed by the amendment. However, any repeal or modification of the indemnity provided by the General Corporation Law shall not adversely affect any limitation on the personal liability of our directors.

Our Certificate of Incorporation requires us, to the extent and in the manner provided by the General Corporation Law, to indemnify any person against expenses, (including attorneys' fees), judgments, fines and amounts paid in settlement, that are actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding to which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was one of our directors or officers.

Our Bylaws provide that we must, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, indemnify our directors and officers for actions they took in good faith and in a manner reasonably believed to be in, or not opposed to, our best interests. With respect to any criminal action or proceeding, the officer or director must have had no reasonable cause to believe that his conduct was unlawful. We are required by our Bylaws to advance, prior to the final disposition of any proceeding, promptly following request therefore, all expenses incurred by any officer or director in connection with such proceeding. If the General Corporation Law is amended to provide narrower rights to indemnification than are available under our Bylaws, such amendment shall not apply to alleged actions or omissions that precede the effective date of such amendment. Our Bylaws permit us to indemnify our employees and agents to the fullest extent permitted by the General Corporation Law.

Section 145 of the General Corporation Law of the State of Delaware permits indemnification of a corporation's agents (which includes officers and directors) because he is a party (or he is threatened to be made a party) to any action or proceeding by reason of the fact that the person is or was an agent of the corporation or because he is a party (or he is threatened to be made a party) to any action or proceeding brought by or on behalf of a corporation. If the agent is successful on the merits in defense of any action or proceeding, the corporation must indemnify the agent against expenses actually and reasonably incurred by the agent in such defense. Indemnification must be authorized in the specific case upon a determination that indemnification is proper because the person has met the applicable standard of conduct to require indemnification. This provision of the General Corporation Law of the State of Delaware is not exclusive of any other rights to which persons seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.
Item 5.01 Changes in Control of Registrant.

See Item 2.01.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

See Item 2.01.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company changed its name to Precision Aerospace Components, Inc. upon completion of the transactions described in Section 1.01, above.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Report of Independent Registered Public Accounting Firm

Freundlich Supply Company, Inc. Balance Sheet as of March 31, 2006 and December 31, 2005

Freundlich Supply Company, Inc. Statement of Income and Retained Earnings For The Three Months Ended March 31, 2006 and The Year Ended December 31, 2005

Freundlich Supply Company, Inc. Statements of Cash Flows For The Three Months Ended March 31, 2006 and The Year Ended December 31, 2005

Freundlich Supply Company, Inc. Notes to Financial Statements

(b) Pro forma financial information.

Precision Aerospace Components, Inc. Pro forma Consolidated Financial Statements

Pro forma Consolidated Balance Sheet

Pro forma Consolidated Statements of Operations

Notes to Pro forma Consolidated Financial Statements

(c) Exhibits

Exhibit
Number	Description

2.1	Securities Purchase Agreement by and among Jordan 1 Holdings Company and Venture Fund I.

2.2	Securities Exchange Agreement by and among Jordan 1 Holdings Inc., Delaware Fastener Acquisition Corporation, and the Shareholders of Delaware Fastener Acquisition Corporation

3.1	Jordan 1 Holdings Company Certificate of Incorporation

3.2	Jordan 1 Holdings Company Bylaws

3.3	Series A Preferred Stock Certificate of Designation

3.4	Series B Preferred Stock Certificate of Designation

10.1	Asset Purchase Agreement by and among Delaware Fastener Acquisition Corporation, Michael Freundlich, and Freundlich Supply Company Inc.

10.2	Securities Purchase Agreement by and among Jordan 1 Holdings Company, Barron Partners LP and certain Equity Investors

10.3	Registration Rights Agreement

10.4	Convertible Note

10.5	Form of Series A Warrant

10.6	Form of Series B Warrant

10.7	Alex Katz Consulting Agreement

10.8	2006 Long Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Precision Aerospace Components, Inc.

Dated: July 26, 2006	By:	/s/ Robert P. Moyer
Name: Robert P. Moyer
Title: President & Chief Executive Officer

FREUNDLICH SUPPLY COMPANY, INC.

FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004
(audited)
QUARTERS ENDED MARCH 31, 2006 AND 2005
(unaudited)

FREUNDLICH SUPPLY COMPANY, INC.

DECEMBER 31, 2005

INDEX

PAGE

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	2

BALANCE SHEETS	3

STATEMENTS OF INCOME AND RETAINED EARNINGS	4

STATEMENTS OF CASH FLOWS	5

NOTES TO FINANCIAL STATEMENTS	6-12

KEMPISTY & COMPANY
CERTIFIED PUBLIC ACCOUNTANTS, P.C.
15 MAIDEN LANE - SUITE 1003 - NEW YORK, NY 10038 - TEL (212) 406-7272 - FAX (212) 513-1930

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Freundlich Supply Company, Inc.

We have audited the accompanying balance sheet of Freundlich Supply Company, Inc. as of December 31, 2005 and the related statements of income and retained earnings and cash flows for each of the years in the two year period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Freundlich Supply Company, Inc. at December 31, 2005 and the results of its operations and its cash flows for each of the years in the two year period then ended in conformity with accounting principles generally accepted in the United States of America.

Kempisty & Company
Certified Public Accountants PC
New York, New York
June 29, 2006

FREUNDLICH SUPPLY COMPANY, INC.

BALANCE SHEETS

	March 31,	December 31,
	2006	2005
ASSETS
Current Assets
Cash	$60,223	$-
Accounts receivable-trade (Note 3)	1,007,458	603,783
Inventory (Note 4)	2,532,573	2,569,602
Total Current Assets	3,600,254	3,173,385

Property and equipment-net (Note 5)	20,936	21,726
Deposit	400	400

TOTAL ASSETS	$3,621,590	$3,195,511

LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities
Bank credit line (Note 6)	$700,000	$700,000
Accounts payable	771,341	527,136
Rent payable affiliate (Note 7)	227,997	191,997
Due to stockholder (Note 7)	241,875	394,878
Total Current Liabilities	1,941,213	1,814,011

Commitments and contingencies (Note 10)	-	-

Stockholder's Equity
Common stock no par value, 200 shares authorized, 100 shares outstanding
	100,000	100,000
Additional paid-in capital	328,583	328,583
Retained earnings	1,251,794	952,917

Total Stockholder's Equity	1,680,377	1,381,500

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$3,621,590	$3,195,511

The accompanying notes are an integral part of these financial statements.

FREUNDLICH SUPPLY COMPANY, INC.

STATEMENTS OF INCOME AND RETAINED EARNINGS

	Three Months Ended March 31,		Year Ended December 31,
	2006	2005	2005	2004
	(unaudited)	(unaudited)

Sales	$2,874,094	$2,426,017	$8,816,384	$8,916,132

Cost of sales	1,865,144	1,597,813	5,828,387	5,970,064

Gross Profit	1,008,950	828,204	2,987,997	2,946,068

Operating expenses:
Selling, general and administrative	433,736	396,468	1,576,517	1,565,632
Dpreciation	790	790	3,158	3,158

Total Operating Expenses	434,526	397,258	1,579,675	1,568,790

Income from operations	574,424	430,946	1,408,322	1,377,278

Other expenses:
Interest	12,969	12,263	48,309	43,707

Net income before provision for taxes	561,455	418,683	1,360,013	1,333,571

Provision for taxes	253,000	188,000	612,000	601,000

Net income	308,455	230,683	748,013	732,571

Retained earnings-beginning of period	952,917	477,591	477,591	344,040

Add: Proforma tax adjustment	225,426	176,853	599,670	595,684
Less: Dividends	235,004	331,874	872,357	1,194,704

Retained earnings-end of period	$1,251,794	$553,253	$952,917	$477,591

The accompanying notes are an integral part of these financial statements.

FREUNDLICH SUPPLY COMPANY, INC.

STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,		Year Ended December 31,
	2006	2005	2005	2004
	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$308,455	$230,683	$748,013	$732,571
Adjustments to reconcile net income to net cash provided by operating activities:

Provision for taxes	225,426	176,853	599,669	595,684
Depreciation and amortization	790	790	3,158	3,158
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(403,675)	(14,630)	123,095	37,893
(Increase) decrease in inventory	37,029	(137,476)	(72,612)	(108,781)
(Increase) decrease in prepaid expenses	-	(30,000)	10,000	-
Increase (decrease) in accounts payable	280,205	184,560	(448,552)	387,616
Total adjustments	139,775	180,097	214,758	915,570
NET CASH PROVIDED BY OPERATING ACTIVITIES	448,230	410,780	962,771	1,648,141

CASH FLOWS FROM FINANCING ACTIVITIES:
Net change in stockholders' loan payable	(153,003)	(147,197)	41,295	(397,550)
Dividends paid	(235,004)	(331,874)	(872,357)	(1,194,704)
Principal payments on notes payable	-	-	(200,000)	(125,000)
CASH USED BY FINANCING ACTIVITIES	(388,007)	(479,071)	(1,031,062)	(1,717,254)

NET INCREASE (DECREASE) IN CASH	60,223	(68,291)	(68,291)	(69,113)

CASH
Beginning of period	-	68,291	68,291	137,404

End of period	$60,223	$-	$-	$68,291

Supplemental disclosure of noncash financing and investing activities:

Cash paid during the year for interest	$12,969	$12,263	$48,309	$43,751
Taxes paid	$27,574	$11,147	$12,331	$5,316

The accompanying notes are an integral part of these financial statements.

FREUNDLICH SUPPLY COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS
(Amounts and Disclosures at and for the Three Months
Ended March 31, 2006 and 2005 Are Unaudited)

NOTE 1-	ORGANIZATION AND NATURE OF BUSINESS

Freundlich Supply Company, Inc. (“Freundlich Supply” or the “Company”) was incorporated in the State of New York in 1980. Freundlich Supply is a specialty stocking distributor of a broad range of nut products (standard, self-locking, semi-specials and specials) used primarily for aerospace and military applications. The corporate headquarters is located in Staten Island, New York.

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements reflect the historical results of the Company except that officer’s compensation and related expenses are based upon a compensation structure for a company not solely owned by its sole officer. This resulted in a reduction of selling, general and administrative expenses of $187,028 and $389,925 for the years ended December 31, 2005 and 2004 and $48,332 and $38,608 for three months ending March 31, 2006 and 2005. These expenses were reclassified to dividends paid.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures. Although these estimates are based on management’s best knowledge of current events and actions Freundlich Supply may undertake in the future, actual results may ultimately differ from the estimates.

Revenue Recognition

Revenues are recognized when title, ownership and risk of loss pass to the customer. A sale occurs at the time of shipment from the Company’s warehouse in Staten Island, New York, as the terms of Freundlich Supply’s sales are FOB shipping point.

Gross Profit

The Company determines its gross profit by subtracting cost of goods sold from net sales. Cost of goods sold includes the cost of the products sold and excludes costs for selling, general and administrative expenses and depreciation and amortization, which are reported separately in the income statement.

FREUNDLICH SUPPLY COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS
(Amounts and Disclosures at and for the Three Months
Ended March 31, 2006 and 2005 Are Unaudited)

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Shipping and Handling Costs and Fees

Freundlich Supply records the inbound freight cost on merchandise purchased for resale to cost of goods sold and records the outbound freight cost on merchandise sold as a component of selling, general and administrative expenses in the income statement.

Allowance for Doubtful Accounts

The Company records an allowance for doubtful accounts to allow for any amounts that may not be recoverable. The amount of the allowance is based on an analysis of the Company’s prior collection experience, customer credit worthiness, and current economic trends. Based on management's review of accounts receivable, no allowance for doubtful accounts is considered necessary. The Company determines receivables to be past due based on the payment terms of original invoices. Interest is not typically charged on past due receivables.

Inventories

Inventories primarily consist of merchandise purchased for resale and are stated at the lower of cost or market. Cost is determined under the specific identification method. Freundlich Supply makes provisions for obsolete or slow moving inventories as necessary to reflect reduction in inventory value. Inventories are stated at fair value and no reserve for excess and obsolete inventory has been recorded.

Property, Plant and Equipment

Property, Plant and Equipment are recorded at cost. Depreciation expense is determined using the straight-line method for financial reporting and income tax purposes as follows:

	Warehouse equipment	5 years
	Computers	5 years
	Furniture and Fixtures	5 years
	Equipment	5 years
	Leasehold Improvements	15 years

FREUNDLICH SUPPLY COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS
(Amounts and Disclosures at and for the Three Months
Ended March 31, 2006 and 2005 Are Unaudited)

NOTE 2-       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash, accounts receivable, accounts payable and accrued liabilities, bank debt and note due to shareholder. Carrying values are considered to approximate fair value due to their relative short-term maturities.

Income Taxes

Income tax expense is recognized on the Freundlich earnings before tax at an effective rate of 45%. Freundlich is currently taxed as an "S" Corporation for federal and New York State purposes. Accordingly, no provision for federal and state income taxes was reflected in their historical financial statements.

Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the combined financial statements carrying amounts of existing assets and liabilities and their respective income tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that included the enactment date.

Interim Financial Information

The unaudited balance sheet and the unaudited statements of income and cash flows have been prepared in accordance with United States generally accepted accounting principles for interim financial information. In the opinion of management, all adjustments (consisting solely of normal recurring accruals) considered necessary for a fair presentation of the financial position, results of operations and cash flows as at March 31, 2006 and 2005, have been included. Readers of these financial statements should note that the interim results for the three month period ended March 31, 2006 and 2005, are not necessarily indicative of the results that may be expected for the fiscal year as a whole.

FREUNDLICH SUPPLY COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS
(Amounts and Disclosures at and for the Three Months
Ended March 31, 2006 and 2005 Are Unaudited)

Note 3-	ACCOUNTS RECEIVABLE

	Accounts receivable were as follows:
		March 31, 2006	December 31, 2005

	Accounts receivable, trade	$1,007,458	$603,783
	Allowance for doubtful accounts	-	-
	Accounts receivable, net	$1,007,458	$603,783

Note 4-	INVENTORY

	Inventories consists of the following:
		March 31, 2006	December 31, 2006

	Finished goods	$2,532,573	$2,569,602
	Reserve for obsolescence	-	-
	Total Inventory	$2,532,573	$2,569,602

Note 5-	PROPERTY AND EQUIPMENT

	Property and equipment consists of the following:
		March 31, 2006	December 31, 2006

	Warehouse equipment	$350,348	$350,348
	Leasehold improvements	184,740	184,740
	Furniture and fixtures	70,416	70,416
	Computers	74,675	74,675
	Equipment	9,729	9,729
		689,908	689,908
	Less: Accumulated depreciation	(668,972)	(668,182)
	Net property and equipment	$20,936	$21,726

	Depreciation expense for the year ending December 31, 2005 and 2004 was $3,158 and $3,158, respectively and for the three months ended March 31, 2006 and 2005 $790 and $790, respectively.

FREUNDLICH SUPPLY COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS
(Amounts and Disclosures at and for the Three Months
Ended March 31, 2006 and 2005 Are Unaudited)

NOTE 6-BANK CREDIT LINE

Interest is payable monthly, calculated at the Wall St. Journal Prime Rate. The line of credit provides for borrowings of up to $1,500,000 based on an advance rate of 80% of qualified accounts receivable and 40% of qualified inventory. The line of credit matures on September 30, 2006. The line of credit is secured by a blanket lien on all Company assets. The loan repayment is also guaranteed by the Company's President. As of March 31, 2006 and December 31, 2005, $700,000 was outstanding under the credit line.

NOTE 7-RELATED PARTY TRANSACTION

An individual who is an officer and the sole stockholder of the Company holds an unsecured, non-interest bearing note from the Company. This note is payable on demand and totals the following amounts on the dates indicated:

March 31,	December 31,
2006	2005
$241,875	$394,878

The Company leases its operating facilities on a month to month basis from an affiliated company under an oral operating lease. Rent expense is as follows:

Three Months Ending		Year Ending
March 31,		December 31,
2006	2005	2005	2004
$36,000	$36,000	$144,000	$144,000

The above related party transactions are not necessarily indicative of the transactions that would have been entered into had comparable transactions been entered into with independent parties.

FREUNDLICH SUPPLY COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS
(Amounts and Disclosures at and for the Three Months
Ended March 31, 2006 and 2005 Are Unaudited)

NOTE 8-CAPITAL STOCK

The Company is authorized to issue 200 shares of no par value common stock, 100 of which are issued and outstanding. The common stock of the Company totals the following amounts on the dates indicated:

March 31,	December 31,
2006	2005

$100,000	$100,000

NOTE 9-INCOME TAXES

The Company has elected to be taxed as an "S" corporation for federal and state income tax purposes. The pro forma federal and state income tax provision below has been calculated as if the entity was a C corporation.

The components of the Company's tax provision were as follows:

	2005	2004

Current income tax (benefit) expense	$612,000	$601,000
Deferred income tax expense (benefit)	-	-
	$612,000	$601,000

The reconciliation of the income tax computed at the U.S. Federal statutory rate to income tax expense for the periods ended December 31, 2005 and 2004 is as follows:

	2005	2004

Tax expense (benefit) at Federal rate (34%)	$462,000	$454,000
State and local income tax, net of Federal benefit	150,000	147,000
Net income tax	$612,000	$601,000

Deferred income taxes reflect the net income tax effect of temporary differences between the carrying amounts of the assets and liabilities for financial reporting purposes and amounts used for income taxes. The Company has no deferred income tax assets and liabilities.

FREUNDLICH SUPPLY COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS
(Amounts and Disclosures at and for the Three Months
Ended March 31, 2006 and 2005 Are Unaudited)

NOTE 10-COMMITMENTS AND CONTINGENCIES

Per the terms of a supplier agreement between a customer's bank that facilitates the payment of the Company's invoices and the Company, the bank has a lien on the Company's receivables from that customer.

NOTE 11-SIGNIFICANT CLIENTS

During the year ended December 31, 2005, sales to three customers accounted for approximately 57 percent, 8 percent and 3 percent of revenue. For the year ended December 31, 2004, sales to three customers accounted for approximately 62 percent, 6 percent and 5 percent of revenue.

NOTE 12-SUBSEQUENT EVENTS

During the quarter ended June 30, 2006, the Company extended the maturity of the bank credit line from June 30, 2006 to September 30, 2006.

Introduction to Unaudited Pro Forma Consolidated Financial Statements

The following unaudited pro forma consolidated statement of income reflects adjustments to the Freundlich Supply historical statement of income for the year ended December 31, 2005, and the quarter ended March 31, 2006 to give effect to:

•
The reverse merger which was completed July 20, 2006 and the related purchase of the Freundlich Supply net assets as if both had occurred on January 1, 2005. In a transaction accounted for as a reverse merger, Freundlich Supply is treated as the accounting acquirer.

•	Other adjustments required to reflect the combined results of operation of Freundlich Supply as an independent public company; and

•	The sale by Precision Aerospace Components, Inc of securities for net proceeds of $5,750,000.00

The unaudited pro forma consolidated statements of income are not necessarily indicative of what the actual results of operations of Freundlich Supply and Precision Aerospace Components would have been assuming the transactions had been completed as set forth above, nor do they purport to represent Freundlich Supply results of operations for future periods.

The following unaudited pro forma consolidated balance sheet reflects adjustments to Freundlich Supply’s historical balance sheet at December 31, 2005 to give effect to this reverse merger.

The unaudited pro forma consolidated financial statement should be read in conjunction with the historical financial statements and related notes of Freundlich Supply which are included in this form 8-K and the historical financial statement of Precision Aerospace Components which are included with its filings to the SEC.

Precision Aerospace Components, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
December 31, 2005

	Precision	Freundlich
	Aerospace	Supply			Consolidated
	Components,	Company,	Proforma Adjustments		Balance
	Inc.	Inc.	Amount	Explanation	Sheet

Assets

Current Assets
Cash		$0	$4,750,000	a	$247,879
			$1,000,000	b
			($4,465,568)	c
			($1,036,553)	d
Accounts Receivable		603,783			603,783
Inventory		2,569,602			2,569,602
Total Current Assets	0	3,173,385	247,879		3,421,264

Property Plant and Equipment
(Net of accumulated depreciation)	0	21,726			21,726

Other Assets
Deposits	0	400			400
Total Other Assets	0	400	0		400

Total Assets	$0	$3,195,511	$247,879		$3,443,390

Liabilities and Stockholders' Equity

Liabilities

Current Liabilities
Line of credit payable	$0	$700,000	($700,000)	c	$0
Accounts Payable		527,136			527,136
Accrued Expenses		191,997	(191,997)	c	0
Loans payable-Current Portion		394,878	1,000,000	b	1,000,000
			(394,878)	c
Seller Note-Current Portion			150,000	e	150,000
Total Current Liabilities	0	1,814,011	(136,875)		1,677,136

Long-term Liabilities
Seller Note		0	600,000	e	600,000

Total Liabilities	0	1,814,011	463,125		2,277,136

Stockholders' Equity
Common stock, no par value, 200 shares
authorized, 100 shares outstanding		100,000	(100,000)	c	0
Additional paid in capital		328,583	(328,583)	c	0
Preferred Stock Series A			4,750,000	a	4,750,000
Preferred Stock Series B					0
Common Stock, 100,000,000 shares authorized
31,677,900 shares issued and outstanding					0
Retained Earnings	0	952,917	(2,750,110)	c	(3,583,746)
			(1,036,553)	c
			(750,000)	e
Total Stockholders' Equity

Total Liabilities and Stockholders' Equity

	0	1,381,500	(215,246)		1,166,254

	$0	$3,195,511	$247,879		$3,443,390
	0	0	0		0

The accompanying notes are an integral part of the financial statements.

Precision Aerospace Components, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
March 31, 2006

	Precision	Freundlich
	Aerospace	Supply			Consolidated
	Components,	Company,	Proforma Adjustments		Balance
	Inc.	Inc.	Amount	Explanation	Sheet

Assets

Current Assets
Cash		$60,223	$4,750,000	a	$308,102
			$1,000,000	b
			($4,465,568)	c
			($1,036,553)	d
Accounts Receivable		1,007,458			1,007,458
Inventory		2,532,573			2,532,573
Total Current Assets	0	3,600,254	247,879		3,848,133

Property Plant and Equipment
(Net of accumulated depreciation)	0	20,936			20,936

Other Assets
Deposits	0	400			400
Total Other Assets	0	400	0		400

Total Assets	$0	$3,621,590	$247,879		$3,869,469

Liabilities and Stockholders' Equity

Liabilities

Current Liabilities
Line of credit payable	$0	$700,000	($700,000)	c	$0
Accounts Payable		771,341			771,341
Accrued Expenses		227,997	227,997	c	455,994
Loans payable-Current Portion		241,875	1,000,000	b	1,000,000
			(241,875)	c
Seller Note-Current Portion			225,000	e	225,000
Total Current Liabilities	0	1,941,213	511,122		2,452,335

Long-term Liabilities
Seller Note		0	525,000	e	525,000

Total Liabilities	0	1,941,213	1,036,122		2,977,335

Stockholders' Equity
Common stock, no par value, 200 shares
authorized, 100 shares outstanding		100,000	(100,000)	c	0
Additional paid in capital		328,583	(328,583)	c	0
Preferred Stock Series A			4,750,000	a	4,750,000
Preferred Stock Series B					0
Common Stock, 100,000,000 shares authorized
31,677,900 shares issued and outstanding					0
Retained Earnings	0	1,251,794	(3,323,107)	c	(3,857,866)
			(1,036,553)	c
			(750,000)	e

Total Stockholders' Equity	0	1,680,377	(788,243)		892,134

Total Liabilities and Stockholders' Equity	$0	$3,621,590	$247,879		$3,869,469
	0	0	0		0

The accompanying notes are an integral part of the financial statements.

Precision Aerospace Components, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Income
For the Year Ended December 31, 2005

	Precision	Freundlich
	Aerospace	Supply
	Components,	Company,	Proforma Adjustments
	Inc.	Inc.	Note	Amount	Pro Forma

Sales	$0	$8,816,384			$8,816,384

Cost of Goods Sold	0	5,828,387			5,828,387

Gross Profit	0	2,987,997			2,987,997

Sales General and Administrative Expenses	0	1,576,517	f	488,000	2,064,517
Depreciation and Amortization	0	3,158	g	16,842	20,000
Total Operating Expenses	0	1,579,675		504,842	2,084,517

Income from Operations	0	1,408,322		504,842	903,480

Interest Expense		48,309	h	85,754	134,063

Pre Tax Income	0	1,360,013		590,596	769,418

Income Taxes	0	612,000	i	(266,000)	346,000

Net Income	$0	$748,013		$324,596	$423,418

Weighted average number of common shares outstanding	31,677,900				31,677,900

Net Income per Basic and Diluted Shares	$0.00				$0.01

The accompanying notes are an integral part of the financial statements.

Precision Aerospace Components, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Income
For the Three Months Ended March 31, 2006

	Precision	Freundlich
	Aerospace	Supply
	Components,	Company,	Proforma Adjustments
	Inc.	Inc.	Note	Amount	Pro Forma

Sales	$0	$2,874,094			$2,874,094

Cost of Goods Sold	0	1,865,144			1,865,144

Gross Profit	0	1,008,950			1,008,950

Sales General and Administrative Expenses	0	433,736	j	122,000	555,736
Depreciation and Amortization	0	790	k	4,210	5,000
Total Operating Expenses	0	434,526		126,210	560,736

Income from Operations	0	574,424		126,210	448,214

Interest Expense		12,969	l	21,836	34,805

Pre Tax Income	0	561,455		148,046	413,409

Income Taxes	0	253,000	i	(67,000)	186,000

Net Income	$0	$308,455		81,046	$227,409

Weighted average number of common shares outstanding	31,677,900				31,677,900

Net Income per Basic and Diluted Shares	$0.00				$0.01

The accompanying notes are an integral part of the financial statements.

Precision Aerospace Components, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated
Financial Statements

a	To reflect the issuance of preferred shares

b	To reflect short term loan from Barron Partners

c	To reflect amount paid for assets of Freundlich Supply Company, Inc. and liabilities paid off, net of liabilities assumed

d	To reflect transaction settlement costs

e	To reflect Seller Note issued as part of the consideration for asset purchase

f	To record the additional annual costs of being public, including the following:
	Salary and benefits for management team	$144,000
	Directors and officers insurance	70,000
	Compensation for independent directors	30,000
	Professional fees	160,000
	Investor relations costs	84,000
		$488,000

g	To record depreciation and amortization of assets acquired through purchase of assets of
	former Freundlich Supply Co., Inc. and assets to be acquired during first year of operations, as follows:
	Depreciation of property and equipment acquired	$20,000
	Depreciation recorded in historical results	3,158
	Pro forma adjustment	$16,842

h	To reflect interest that would accrue on debt, as follows:
	Short term loan from Barron Partners, to be paid off
	within 90 days of date of loan	$7,500
	Interest on Seller note	59,063
	Interest on line of credit to replace short term loan
	from Barron Partners	67,500
	Subtotal	134,063
	Interest Expense recorded in historical results	48,309
	Pro forma adjustment	$85,754

i	To record pro forma income taxes

j	To record the additional annual costs of being public, including the following:
	Salary and benefits for management team	$36,000
	Directors and officers insurance	17,500
	Compensation for independent directors	7,500
	Professional fees	40,000
	Investor relations costs	21,000
		$122,000
k	To record depreciation and amortization of assets acquired through purchase of assets of
	former Freundlich Supply Co., Inc. and assets to be acquired during first year of operations, as follows:
	Depreciation of property and equipment acquired	$5,000
	Depreciation recorded in historical results	790
	Pro forma adjustment	$4,210

l	To reflect interest that would accrue on debt, as follows:
	Interest on Seller note	$12,305
	Interest on line of credit	22,500
	Subtotal	34,805
	Interest Expense recorded in historical results	12,969
	Pro forma adjustment	$21,836